UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2011 (October 10, 2011)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2011, Avis Budget Group, Inc. (the “Company”) entered into a supplemental indenture with respect to the $250 million aggregate principal amount of 9.75% senior notes due 2020 (the “Notes”) issued by its wholly-owned subsidiary, AE Escrow Corporation (“AE Escrow”).  The Notes were issued pursuant to the indenture dated as of October 3, 2011 between AE Escrow and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Original Indenture).

The Notes were issued in connection with the Company’s acquisition of Avis Europe plc, now known as Avis Budget EMEA Limited, which was completed on October 3, 2011.  Upon issuance of the Notes, the proceeds of the offering were deposited into a segregated escrow account.  The proceeds were released from escrow on October 10, 2011 after certain escrow conditions were satisfied, including the execution of the supplemental indenture by the Company, its wholly-owned subsidiaries Avis Budget Car Rental, LLC (“ABCR”) and Avis Budget Finance, Inc., and by certain of the Company’s domestic subsidiaries and the merger of AE Escrow with and into ABCR with ABCR as the surviving company.  Pursuant to the supplemental indenture, ABCR and Avis Budget Finance, Inc. assumed all of the obligations of AE Escrow under the Notes and the Original Indenture, and the Company and certain of its domestic subsidiaries guaranteed the obligations of ABCR and Avis Budget Finance Inc. under the Notes.  In addition, on October 10, 2011, ABCR, Avis Budget Finance Inc., Avis Budget Holdings, LLC and the subsidiary guarantors of the Notes joined the Purchase Agreement, dated September 21, 2011, relating to the Notes, and the Registration Rights Agreement, dated October 3, 2011, relating to the Notes, that were each previously entered into by AE Escrow, the Company and the initial purchasers of the Notes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the supplemental indenture, a copy of which is filed as Exhibit 4.1 hereto, and which is incorporated herein by reference.  A complete copy of the Original Indenture is being filed as Exhibit 4.2 hereto, due to typographical errors in the copy of the Original Indenture included as an exhibit to our Form 8-K filed on October 5, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1
Supplemental Indenture dated as of October 10, 2011 among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, and the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as Trustee.

4.2	Indenture dated as of October 3, 2011 between AE Escrow Corporation and The Bank of Nova Scotia Trust Company of New York, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Michael K. Tucker
Name: Michael K. Tucker Title: Executive Vice President and General Counsel

Date: October 14, 2011

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 14, 2011 (October 10, 2011)

EXHIBIT INDEX

Exhibit No.	Description
4.1
Supplemental Indenture dated as of October 10, 2011 among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, and the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as Trustee.

4.2	Indenture dated as of October 3, 2011 between AE Escrow Corporation and The Bank of Nova Scotia Trust Company of New York, as Trustee.